STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the date set forth on the signature page hereof ("Signature Page") by and between IMATRON, INC., a New Jersey corporation with principal offices located at 389 Oyster Point Boulevard, South San Francisco, California 94080 ("Seller") and the purchaser whose name and authorized signature appear on the Signature Page (the "Purchaser").

     WHEREAS, Seller has authorized the issuance and sale of certain shares of its Common Stock (the "Common Stock") in exchange for certain consideration; and

     WHEREAS, Purchaser desires to purchase and Seller desires to sell the Shares on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, the Seller and Purchaser hereby agree as follows:

                                    AGREEMENT

     1. Purchase and Sale of Shares. Seller agrees to sell to Purchaser and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, Purchaser agrees to purchase that number of Shares set forth opposite its name on the Signature Page ("Shares") for an Aggregate Purchase Price equal to US$1.00 per share.

     2.  Closing.  The closing of the  purchase  and sale of Shares  pursuant to
Section 1 hereof shall take place at the offices of Seller set forth in Section 12 below as soon as all of the conditions set forth in Section 6 below have been satisfied. The Aggregate Purchase Price shall be transmitted by Purchaser by wire transfer to Seller in accordance with instructions provided by Seller to Purchaser.

     Within ten (10) business days following the Closing, Seller will deliver to Purchaser certificates representing the Shares. Delivery of such certificates shall be in accordance with Purchaser's instructions.

     3. Restriction on Transfer of Securities.

          3.1. Restrictions. The Shares are transferable only pursuant to (a) a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer.

          3.2. Legend. Each certificate representing Shares will be endorsed with the following legend: "The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

          3.3. Stop Transfer Order. A stop transfer order shall be placed with the Seller's transfer agent preventing transfer of any of the securities referred to in Section 3.2 above pending compliance with the conditions set forth in any such legend.

          3.4. Removal of Legend. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 3.2 hereof shall be removed, and Seller shall issue a certificate or instrument without such legend to the holder of such security, (a) in accordance with Section 3.2 hereof, (b) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or (c) if such holder provides Seller with an opinion of counsel satisfactory to it to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

     4. Representations and Warranties by Seller. Seller represents and warrants to Purchaser that:

          4.1. Organization, Standing, Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. Seller has, or at the Closing will have, the requisite corporate power and authority to issue the Shares, and to otherwise perform its obligations under this Agreement.

          4.2. Qualification. Seller is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

          4.3. Compliance with Applicable Laws and Other Instruments. The business and operations of Seller have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities. Subject to shareholder approval of appropriate amendments to the Articles of Incorporation as contemplated by this Agreement, and except with respect to existing registration rights of holders of certain securities issued by Seller, neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of Seller pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which Seller is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of Seller. Seller is not in violation of its Articles of Incorporation or its Bylaws.

          4.4. Common Stock. The Common Stock, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions.

     5. Representations and Warranties of Purchaser. Purchaser represents and warrants that:

          5.1. Investment Intent. The Shares being acquired hereunder are being purchased for Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser understands that the Shares have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws and that the reliance of Seller and others upon this exemption is predicated in part upon this representation and warranty. Purchaser further understands that the Shares may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

          5.2. Accredited Investor. The place in which Purchaser's principal office is located is set forth in Purchaser's address as set forth in this Agreement. Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by Purchaser.

          5.3. Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of Purchaser, has been duly executed and delivered by Purchaser, and is a valid and binding agreement upon the part of Purchaser.

          5.4. No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by Purchaser, any right, interest or valid claim against Seller for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Purchaser will indemnify and hold Seller harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of Purchaser in connection with the transactions contemplated by this Agreement.

     6. Conditions of Purchaser's Obligation. Purchaser's obligation to purchase and pay for the Shares on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the conditions set forth below. In the event that any such condition is not satisfied to Purchaser's satisfaction, then Purchaser shall not be obligated to proceed with the purchase of such Shares nor further with any of its obligations pursuant to this Agreement.

          6.1. No Errors. etc. The representations and warranties of Seller under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

          6.2. Compliance with Agreement. Seller shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

          6.3. Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Shares shall have been obtained.

          6.4. Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to Purchaser and its counsel.

     7. Conditions of Seller's Obligation. Seller's obligation to sell the Common Stock to Purchaser on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the conditions set forth below. In the event that any such condition is not satisfied, Seller shall not be obligated to proceed with the sale of such Shares.

          7.1. No Errors, etc. The representations and warranties of Purchaser under this Agreement shall be true in all material respects as of the Closing with the same effect as though made on and as of the Closing.

          7.2. Compliance with Conditions. Purchaser shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing.

     8. Seller Affirmative Covenants. Seller covenants and agrees that:

          8.1. Corporate Existence. Seller will maintain and cause each Subsidiary (as hereinafter defined) to maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on Seller or its business or operations.

          8.2. Books of Account and Reserves. Seller will, and will cause each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. Seller will employ certified public accountants selected by the Board who are "independent" within the meaning of the accounting regulations of the Commission and will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of Seller and its Subsidiaries that will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

          8.3. Furnishing of Financial Statements and Information. Seller will deliver to Purchaser:

               (a) as soon as practicable, but in any event within 45 days after the close of each quarterly period, unaudited consolidated balance sheets of Seller and its Subsidiaries as of the end of such period, together with the related consolidated statements of operations and cash flow for such period, setting forth the budgeted figures for such period prepared and submitted in connection with Seller's annual business plan and in comparative form figures for the corresponding quarterly period of the previous fiscal year, all in reasonable detail and certified by an authorized accounting officer of Seller, subject to year-end adjustments;

               (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of Seller and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by Seller's independent public accountants, which accountants shall have given Seller an opinion, unqualified as to the scope of the audit, regarding such statements;

               (c) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of Seller and any Subsidiaries as is available to Seller and as from time to time Purchaser may reasonably request; and

               (d) at least 20 days prior to the earlier of (i) the execution of any agreement relating to any merger or consolidation of Seller or any of its Subsidiaries with another corporation, or a plan of exchange involving the outstanding capital stock of Seller or any of its Subsidiaries, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of Seller or any of its Subsidiaries to another corporation, or (ii) the holding of any meeting of the shareholders of Seller for the purpose of approving such action, written notice of the terms and conditions of such proposed merger, consolidation, plan of exchange, sale, transfer or other disposition.

     9. Registration of Stock. Subject to the provisions of the several registration rights agreements and /or other agreements containing registration rights provisions, to which Seller is a party:

          9.1. Rights to Registration. If, at any time during the period commencing upon the Closing and ending ten (10) years thereafter, Seller shall determine to register under the Securities Act of 1933, as amended, any shares of Stock to be offered for cash by it or others, pursuant to a registration statement on Form S-3 (or its equivalent) (which Seller represents and warrants it has determined to do within thirty (30) days following the Closing), Seller will (i) promptly give written notice to Purchaser of its intention to file such registration statement and (ii) at Seller's expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for Seller, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for Purchaser) include among the securities covered by the registration statement such portions of the Shares then held by Purchaser as shall be specified in a written request to Seller within thirty (30) days after the date on which Seller gave the notice described in (a)(i) above. Upon receipt of such written request and of the shares of Stock specified in the request (any shareholder requesting registration being individually called a "Selling Shareholder"), Seller shall (i) use its reasonable best efforts to effect the registration, qualification or compliance of the Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish each Selling Shareholder such number of copies of the prospectus contained in the registration statement filed under the
Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholder may reasonably request in order to facilitate the disposition of the Stock covered by the registration statement; and (iii) notify each Selling Shareholders, at any time when a prospectus relating to the Stock covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(iv) at the request of the Selling Shareholders prepare and furnish to the Selling Shareholders any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of the Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          9.2. Registration of Underwritten Offering. If the offering of securities to be registered by Seller is underwritten, each Selling shareholder shall sell the Stock to or through the underwriter(s) of the securities being registered for the account of Seller or others upon the same terms applicable to Seller or others, and if the managing underwriter(s) reasonably determine that all or any portion of the shares of Stock held by the Selling Shareholders should not be included in the registration statement, then notwithstanding anything to the contrary in this Section, the determination of such underwriter(s) shall be conclusive; provided, however, that if such underwriter(s) determine that some but not all of the Stock of the Selling Shareholders shall be included in the registration statement, the number of shares of Stock owned by each Selling Shareholder to be included in the registration statement will be proportionately reduced in accordance with the respective written requests given as provided above.

          9.3. Indemnification. In the event that Shares purchased pursuant to this Agreement are included in a registration statement under this Section 9, Seller will indemnify and hold harmless each Selling Shareholder and each other person, if any, who controls such Selling shareholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement pursuant to which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by Seller to file any amendment or supplement thereto that was required to be filed under the Securities Act, and will reimburse such Selling Shareholder and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, Seller will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Seller through an instrument duly executed by or on behalf of any Selling Shareholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement.

     It shall be a condition precedent to the obligation of Seller to take any action pursuant to this Section that seller shall have received an undertaking satisfactory to it from each Selling Shareholder to indemnify and hold harmless Seller (in the same manner and to the same extent as set forth in this Section), each director of Seller, each officer who shall sign such registration statement, and any persons who control Seller within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to Seller through an instrument duly executed by the indemnifying party specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement.

     Promptly following receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above in this Section 9.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

          9.4. Binding Provisions. The provisions of this Section 9 shall be binding on the successors of Seller. No Shareholder may assign the provisions of this Section 9 or all or any part of its or their rights or obligations hereunder, except that in the event of a merger or consolidation in which the Seller is not the survivor, the Seller shall assign and transfer, and successor shall assume, the provisions of this Section 9.

          9.5. Conflicts. To the extent that Seller's compliance with the obligations set forth in Sections 9.1 through 9.4 above would conflict with or otherwise cause a breach of or default under any of its existing obligations pursuant to any agreements to which it currently is a party, Seller's failure to comply with those obligations shall not be deemed a breach of this Agreement.

     10. Remedies Cumulative, and not Waived. (a) No right, power or remedy conferred upon any party shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise. (b) No course of dealing between the parties or the holder of any Shares purchased pursuant to this Agreement, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 10 shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

     11. Changes. Waivers. etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12. Notices. All communications hereunder shall be in writing and if sent to the Purchaser, shall be sufficient in all respects if personally delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at the address set forth on the Signature Page, or if sent to the Company, shall be personally delivered, sent by registered mail, or by telecopy and confirmed to the Company as follows:

                        Imatron Inc.
                        389 Oyster Point Blvd.
                        South San Francisco, California 94080
                        Attn:  Chief Financial Officer

                        Telephone:       (650) 583-9964
                        Facsimile:       (650) 871-0418

     13. Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Purchaser or on its behalf, and the sale and purchase of the Shares. All statements contained in any certificate, instrument or other writing delivered by or on behalf of Seller pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by Seller hereunder and not by the individual officer who signed the certificate, instrument or writing by or on behalf of Seller.

     14. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the current holder or holders of any of the Shares.

     15. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     16. Choice of Law. It is the intention of the parties that the laws of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     17. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. Severability. In the event that any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties execute this Agreement as of the date set forth below.


                                    SELLER:

                                        IMATRON INC.

                                        By:-------------------------
                                            Chief Executive Officer


July ___, 1999                      PURCHASER:
------------------
Date
                                        Name of Purchaser
$1,000,000
------------------
Aggregate Purchase Price                -----------------------------

1,000,000
------------------
Shares to be delivered at Closing       -----------------------------
                                        Title

                                        -----------------------------
                                        Address

                                        -----------------------------
                                        City and Country

                                        -----------------------------
                                        Facsimile Number